Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 1, 2021, with respect to the consolidated financial statements of P10 Holdings, Inc., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Chicago, Illinois

September 27, 2021